REINSTATEMENT AND FIFTH AMENDMENT TO AGREEMENT OF SALE
                             AND ESCROW AGREEMENT

     THIS REINSTATEMENT AND FIFTH AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Fifth Amendment") is made and entered into as of the 25th day of April, 1997, between CEEBRAID-SIGNAL CORPORATION, a Florida corporation ("Purchaser"), GLENEAGLES INVESTORS A REAL ESTATE LIMITED PARTNERSHIP, an Illinois Limited Partnership ("Seller") and PARTNERS TITLE COMPANY, agent for Chicago Title Insurance Company ("Escrow Agent").

                             W I T N E S S E T H:

     A. Seller and Purchaser are parties to that certain Agreement of Sale entered into as of October 24, 1996 (as heretofore amended, the "Agreement"), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the "Property" (as defined in the Agreement);

     B.   Seller, Purchaser and Escrow Agent are parties to that certain Escrow
Agreement entered into as of October   , 1996 (as heretofore amended, the
"Escrow Agreement");

     C. Pursuant to the terms of the Agreement and the Escrow Agreement, Purchaser terminated its obligations thereunder on or about March 10, 1997.

     D. Seller and Purchaser desire to reinstate and amend the Agreement and the Escrow Agreement in accordance with the terms of this Fifth Amendment.

     NOW, THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the payment of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

     1. All capitalized terms used in this Amendment, to the extent not otherwise expressly defined herein, shall have the same meanings ascribed to such terms in the Agreement and the Escrow Agreement.

     2. Lines two (2) and three (3) of Paragraph One (1) of the Agreement are hereby deleted in their entirety and the following is hereby inserted in lieu thereof: "at the price of Thirteen Million Three Hundred Thousand and No/100 Dollars ($13,300,000.00)("Purchase Price"), that certain real property in Dade County, Florida, more".

     3. Lines one (1) and two (2) of Paragraph 8 of the Agreement are hereby deleted in their entirety, and the following is hereby inserted in lieu thereof: "8. CLOSING. The Closing ("Closing") of this transaction shall be on May 12, 1997 ("Closing Date"), at the office of the Title Insurer, at which time Seller shall deliver".

     4. Line one (1) of Paragraph 2 of the Escrow Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof: "On May 12, 1997, or at such other date as Seller and Purchaser may, in".

     5. Paragraph 15 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

     "15. BROKER. The parties hereto acknowledge that Insignia Mortgage & Investment Company ("Broker") is the only real estate broker involved in this transaction. Seller agrees to pay Broker a commission or fee ("Fee") pursuant to a listing agreement between Seller and Broker. However, this Fee is due and payable only from the proceeds of the Purchase Price received by Seller. Purchaser agrees to indemnify, defend and hold harmless the Seller and any partner, affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's partner, parent or affiliate (each of the above is individually referred to as a "Seller Indemnitee") and Broker from all claims, including attorneys' fees and costs incurred by a Seller Indemnitee as a result of anyone's claiming by or through Purchaser any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Purchaser does now and shall at all times consent to a Seller Indemnitee's and Broker's selection of defense counsel. Seller agrees to indemnify, defend and hold harmless the Purchaser and all shareholders, employees, officers and directors of Purchaser or Purchaser's parent or affiliate (each of the above is individually referred to as a "Purchaser Indemnitee") from all claims, including attorneys' fees and costs incurred by a Purchaser Indemnitee as a result of anyone's claiming by or through Seller any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated. Seller does now and shall at all times consent to a Purchaser Indemnitee's selection of defense counsel." Seller shall be responsible for any fees or commission due to CB Commercial.

     6. Simultaneously with the execution of this Fifth Amendment, Purchaser shall pay Three Hundred Thousand and No/100 Dollars ($300,000.00) (the "Third Deposit") to Seller, which amount shall be non-refundable to Purchaser in all events. In the event that the transaction contemplated by the Agreement (as hereby amended) closes on the Closing Date, the amount of the Third Deposit shall be credited against the Purchase Price at Closing unless seller is in default under the Agreement.

     7. In the event that the transaction contemplated by the Agreement (as amended hereby) closes on or before the Closing Date, Purchaser shall also receive a credit at Closing in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) which sum represents prior earnest money deposits previously delivered by Escrow Agent to Seller pursuant to the terms of the Agreement and the Escrow Agreement. In the event that the transaction contemplated hereby does not close on or before the Closing Date, said deposit shall remain non-refundable and Purchaser shall not be entitled to a return of said money.

     8. Purchaser acknowledges that it has completed its due diligence review of the Property and that Purchaser's and Seller's execution of this Fifth Amendment provides no due diligence termination rights to Purchaser.

     9. Except as amended herein, the terms and conditions of the Agreement and the Escrow Agreement shall continue in full force and effect and are hereby ratified in their entirety.

     10.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
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     11.  Notwithstanding both Seller's and Purchaser's execution of this Fifth
Amendment, Purchaser hereby acknowledges that this Fifth Amendment shall not be enforceable against Seller until Seller has received the Third Deposit from Purchaser.

     12. The parties hereto agree and acknowledge that a facsimile copy of any party's signature on this Amendment shall be enforceable against such party as an original.

     13. If requested by Purchaser, Seller agrees that title to the property shall at closing be conveyed by Seller to Ceebraid-Signal Portfolio I L.P., or its successors.

     Executed as of the date first written above.

                              PURCHASER:

                              CEEBRAID-SIGNAL CORPORATION, a Florida
                              corporation

                              By:   /s/ Richard Schlesinger
                                   ------------------------------
                              Name:   Richard Schlesinger
                                   ------------------------------
                              Its:    Managing Director
                                   ------------------------------

                              SELLER:

                              GLENEAGLES INVESTORS A REAL ESTATE LIMITED
                              PARTNERSHIP, an Illinois limited partnership

                              By:  Balcor Equity Partners-IV, an Illinois
                                   general partnership, its general partner

                                   By:  The Balcor Company, a Delaware
                                        corporation, a general partner

                                        By:   /s/ James E. Mendelson
                                             -----------------------------
                                        Name:     James E. Mendelson
                                             -----------------------------
                                        Its:      Senior Vice President
                                             -----------------------------

                              ESCROW AGENT:

                              PARTNERS TITLE COMPANY, agent for
                              Chicago Title Insurance

                              By:
                                   -----------------------------
                              Name:
                                   -----------------------------
                              Its:
                                   -----------------------------
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